EXHIBIT 10.5

VISTA OUTDOOR INC.
DEFINED CONTRIBUTION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Originally Effective February 9, 2015
Amended and Restated Effective July 31, 2017

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TABLE OF CONTENTS
i
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ii
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13.6 Beneficiaries	21
13.7 Investment Elections	21
13.8 Authority of Administrator; Right to Amend	22

iii
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Vista Outdoor Inc.
Defined Contribution Supplemental Executive Retirement Plan
Statement of Plan
Vista Outdoor Inc., a Delaware corporation (hereinafter, the “Company”), hereby creates a nonqualified, unfunded, deferred compensation plan for the benefit of a select group of management and highly compensated employees whose Company contributions for a Plan Year under the 401(k) Plan are limited by section 401(a)(17) of the Code or as a result of the Participant’s deferrals under the Vista Outdoor Inc. Nonqualified Deferred Compensation Plan.
The Plan was originally effective February 9, 2015 and is hereby amended and restated effective July 31, 2017.
The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of the Company and its subsidiaries. This Plan is nonqualified and unfunded for tax purposes and for purposes of Title I of ERISA.
ARTICLE 1
Definitions
For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1    “Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of the Participant’s Annual Accounts under this Plan. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
1.2    “Administrator” shall mean the Company, the Committee, and any person or committee of persons responsible for performing administrative functions under this Plan.
1.3    “Annual Accounts” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the following amount, the sum of: (i) the Participant’s Company 401(k) NEC Contribution Amount for each Plan Year ending with the 2017 Plan Year and the Company 401(k) Matching Contribution Amount for any one Plan Year, plus (ii) amounts credited or debited to such amounts pursuant to this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Annual Accounts for such Plan Year. The Annual Accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.4    “BAC” shall mean the Vista Benefits Administrative Committee, and includes any designee.
1.5     “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 5, that are entitled to receive benefits under this Plan upon the death of a Participant.
1.6    “Beneficiary Designation Form” shall mean the form, which may be in electronic format, established from time to time by the Senior Vice President of Human Resources that a Participant completes, signs and returns to the Company to designate one or more Beneficiaries.
1.7    “Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s vested Account Balance.
A Participant’s Benefit Distribution Date shall be the earliest to occur of any one of the following:
(a)    If the Participant experiences a Termination of Employment, his or her Benefit Distribution Date shall be the later of (i) the first day of the seventh month following the month in which the Participant experiences a Termination of Employment or (ii) the February 1 of the calendar year following the calendar year in which the Participant experiences a Termination of Employment; or
(b)    As soon as administratively practicable after the Company is provided with proof that is satisfactory to the Senior Vice President of Human Resources of the Participant’s death, if the Participant dies prior to the complete distribution of his or her vested Account Balance.
1.8    “Board” shall mean the board of directors of the Company.
1.9    “Claimant” shall have the meaning set forth in Section 11.1.
1.10    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
1.11    “Committee” shall mean the Management Development and Compensation Committee of the Board of Directors of the Company.
1.12    “Company” shall mean Vista Outdoor Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.
1.13    “Company Contribution Account” shall mean (i) the sum of the Participant’s Company 401(k) NEC Contributions and Company 401(k) Matching Contributions under this Plan, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account

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1.14    “Company Contribution Amounts” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.1.
1.15    “Company 401(k) Matching Contributions” shall mean the sum of the Participant’s Company 401(k) Matching Contribution Amounts under this Plan for all Plan Years.
1.16    “Company 401(k) Matching Contribution Amounts” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.1(b).
1.17    “Company 401(k) NEC Contributions” shall mean the sum of the Participant’s Company 401(k) NEC Contribution Amounts under this Plan for all Plan Years ending with the 2017 Plan Year.
1.18    “Company 401(k) NEC Contribution Amounts” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.1(a). No additional Company 401(k) NEC Contribution Amounts shall be credited under the Plan with respect to the 2018 Plan Year and thereafter.
1.19    “Deduction Limitation” shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in Section 12.15.
1.20    “Employee” shall mean a person who is an employee of any Employer.
1.21    “Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have employees who participate in the Plan.
1.22    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
1.23    “401(k) Plan Before Tax Contributions” shall mean elective salary reduction deferral amounts made on a before tax basis on behalf of eligible participants under the 401(k) Plan.
1.24    “401(k) Plan Matching Contributions” shall mean employer contributions made on behalf of eligible participants in the 401(k) Plan, which are based on a specified percentage of the Participant’s 401(k) Plan Before Tax Contributions and Roth 401(k) Plan Contributions, if any, under the 401(k) Plan.
1.25    “401(k) Plan NEC” shall mean any non-elective contribution made on behalf of eligible participants under the 401(k) Plan that is based on age and service points. Effective July 31, 2017, employer non-elective contributions ceased under the 401(k) Plan and a prorated employer non-elective contribution was provided for the 2017 401(k) Plan Year to otherwise eligible participants thereunder. No additional non-elective contributions shall be made under the 401(k) Plan with respect to the 2018 Plan Year and thereafter.

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1.26    “401(k) Plan NEC Percentage” shall mean the percentage of Recognized Compensation used for purposes of determining an eligible participant’s 401(k) Plan NEC (as may be amended under the 401(k) Plan from time to time) through July 31, 2017.
1.27    “401(k) Plan” shall mean the Vista Outdoor Inc. 401(k) Plan, as amended from time to time.
1.28    “Investment Election Form” shall mean the form, which may be in electronic format, established from time to time by the BAC that a Participant completes, signs and returns to the Company to make an election under the Plan.
1.29    “Nonqualified Deferred Compensation Plan” shall mean the Vista Outdoor Inc. Nonqualified Deferred Compensation Plan, as amended from time to time. “Participant” shall mean any Employee who is eligible to participate in the Plan.
1.30    “Plan” shall mean the Vista Outdoor Inc. Defined Contribution Supplemental Executive Retirement Plan, which shall be evidenced by this instrument, as it may be amended from time to time.
1.31    “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.
1.32     “Recognized Compensation” shall mean, for the period in which such amounts are paid, Recognized Compensation as defined under the 401(k) Plan (as amended from time to time); provided, however, that in determining a Participant’s Recognized Compensation for purposes of this Plan there shall be included: (i) deferrals under the Nonqualified Deferred Compensation Plan to the extent that such compensation would have been recognized as Recognized Compensation under the 401(k) Plan in the Plan Year that it would have been paid had there been no deferral, and (ii) compensation that would have been recognized as Recognized Compensation under the 401(k) Plan for the Plan Year in which paid without regard to the dollar limitation in effect under section 401(a)(17) of the Code.
1.33    “RIC” shall mean the Vista Retirement Investment Committee, and includes any designee
1.34    “Roth 401(k) Plan Contributions” shall mean elective salary reduction deferral amounts made on a Roth 401(k) after tax basis on behalf of eligible participants under the 401(k) Plan.
1.35    “Section 16 Officer” shall mean an “officer” of the Company as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

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1.36    “Senior Vice President of Human Resources” shall mean the most senior officer of the Company in charge of the human resources function at the time the action is taken with respect to the Plan.
1.37    “Terminate the Plan” or “Termination of the Plan” shall mean a determination by the Committee that all Participants shall no longer be eligible to participate in the Plan and that Participants shall no longer be eligible to receive Company contributions under this Plan.
1.38    “Termination of Employment” shall mean the separation from service with all Employers and all entities treated as members of the same controlled group with any Employer under Section 414(b) or (c) of the Code, voluntarily or involuntarily, for any reason other than death or an authorized leave of absence. Controlled group membership shall be determined by substituting “at least 50 percent” for “at least 80 percent” each place it appears in section 1563(a)(1), (2) and (3) of the Code, and by substituting “at least 50 percent” for “at least 80 percent” each place it appears in Treas. Reg. §1.414(c)-2.
1.39    “Trust” shall mean one or more trusts established by the Company in accordance with Article 10.
1.40    “Vesting Service” shall mean an Employee’s period of “Vesting Service” as determined under the 401(k) Plan.
ARTICLE 2
Eligibility
2.1    Eligibility. An employee of the Employer shall be eligible to receive a credit in accordance with Section 3.1 for a Plan Year if the employee: (i) is a participant in the 401(k) Plan and his or her 401(k) Plan NEC for the Plan Year (ending with the 2017 Plan Year) is reduced by section 401(a)(17) of the Code; (ii) is a participant in the 401(k) Plan and the Nonqualified Deferred Compensation Plan and his or her 401(k) Plan NEC for the Plan Year is reduced due to the employee’s deferrals under the Nonqualified Deferred Compensation Plan, or (iii) is a participant in the 401(k) Plan whose combined 401(k) Plan Before Tax Contributions and Roth 401(k) Plan Contributions under the 401(k) Plan equal or exceed the “applicable dollar amount” under Section 402(g)(i)(B) of the Code for a given Plan Year and whose Recognized Compensation for that Plan Year exceeds the annual compensation limit in effect for such Plan Year under Section 401(a)(17) of the Code.
2.2    Termination of a Participant’s Eligibility. In the event that a Participant is no longer eligible to receive credits under this Plan, the Participant’s Account Balance shall continue to be governed by the terms of this Plan until such time as the Participant’s Account Balance is paid in accordance with the terms of this Plan.

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ARTICLE 3
Company Contribution Amounts; Vesting; Crediting; Taxes
3.1    Company Contribution Amounts. The Company shall make contributions to the Plan as follows:
(a)    Company 401(k) NEC Contribution Amounts. If a Participant is eligible for a 401(k) Plan NEC for any Plan Year (ending with the 2017 Plan Year), a Participant’s Company 401(k) NEC Contribution Amount under this Plan for that Plan Year shall be equal to:
(1)    a credit equal to the Participant’s 401(k) Plan NEC Percentage multiplied by the Participant’s Recognized Compensation for the Plan Year, if any, in excess of the annual compensation limit in effect for such Plan Year under section 401(a)(17) of the Code; and
(2)    a credit equal to the Participant’s 401(k) Plan NEC Percentage multiplied by the Recognized Compensation, if any, the Participant deferred under the Nonqualified Deferred Compensation Plan to the extent that such compensation would have been recognized as “Recognized Compensation” under the 401(k) Plan in the Plan Year that it would have been paid had there been no deferral under the Nonqualified Deferred Compensation Plan.
Notwithstanding anything in the Plan to the contrary, Company 401(k) NEC Contribution Amount ceased under the Plan as of July 31, 2017. Accordingly, any Company 401(k) NEC Contribution Amount determined under this Section 3.1(a) for the 2017 Plan Year shall be prorated to equal the Company 401(k) NEC Contribution Amount a Participant otherwise would have received pursuant to the foregoing multiplied by a fraction, the numerator of which is the number of months such Participant was eligible for the 401(k) Plan NEC from January 1, 2017 through July 31, 2017 and the denominator of which is the number of months such Participant was NEC Eligible from January 1, 2017 through December 31, 2017. Effective with respect to the 2018 Plan Year and thereafter, the Company 401(k) NEC Contribution Amount described in this Section 3.1(a) shall cease to be made to the Plan.
(b)    Company 401(k) Matching Contribution Amounts. A Participant’s 401(k) Plan Before Tax and Roth 401(k) Plan Contributions to the 401(k) Plan equal or exceed the maximum “applicable dollar amount” as in effect under Section 402(g)(i)(B) of the Code for a given Plan Year (without regard to any additional “catch up” contributions permitted under Section 414(v) of the Code), the Participant’s Company 401(k) Matching Contribution Amount under this Plan for the Plan Year shall be equal to four and one half percent (4 ½%) of the Participant’s Recognized

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Compensation for the Plan Year, if any, in excess of the annual compensation limit in effect for such Plan Year under Section 401(a)(17) of the Code. Effective July 31, 2017, if a Participant’s 401(k) Plan Before Tax and Roth 401(k) Plan Contributions to the 401(k) Plan equal or exceed the maximum “applicable dollar amount” as in effect under Section 402(g)(i)(B) of the Code for a given Plan Year (without regard to any additional “catch up” contributions permitted under Section 414(v) of the Code), the Participant’s Company 401(k) Matching Contribution Amount under this Plan for the Plan Year shall be equal to six percent (6%) of the Participant’s Recognized Compensation for the Plan Year, if any, in excess of the annual compensation limit in effect for such Plan Year under Section 401(a)(17) of the Code; provided, however, the for purposes of applying the make-up matching contribution under the 401(k) Plan, the effective date of the change shall be January 1, 2017. If the Participant has not contributed the maximum applicable dollar amount in effect under Code §402(g) for the Plan Year, the Participant’s Company 401(k) Matching Contribution Amount under this Plan for the Plan Year is zero (0).
3.2    Crediting of Amounts after Benefit Distribution. Notwithstanding any provision in this Plan to the contrary, if the complete distribution of a Participant’s vested Account Balance occurs prior to the date on which any portion of the Company Contribution Amount would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant in a single lump sum as soon as administratively practicable after the amount can be determined.
3.3    Vesting. If a Participant either dies, attains age 65 or becomes Totally Disabled (as defined in the 401(k) Plan) while employed by the Company, he or she shall be fully (100%) vested in his or her Account Balance under the Plan. In addition, all Participants who are actively employed by the Company shall become fully (100%) vested in their Account Balance under the Plan if the Company experiences a “Change in Control” (as defined in the Vista Outdoor Inc. Pension and Retirement Plan).
Otherwise, a Participant shall become vested in his or her Company NEC Contributions under this Plan (adjusted as provided in Sec. 3.4 herein) in accordance with the following schedule:

Years of Vesting Service Completed	NEC Vested Percentage
Less than three	0%
Three or more	100%
Also, a Participant shall otherwise become vested in his or her Company Matching Contributions under this Plan (adjusted as provided in Sec. 3.4 herein) in accordance with the following schedule:

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Years of Vesting Service Completed	Matching Contribution Vested Percentage
Less than one	0%
One or more	100%
Notwithstanding the foregoing, all benefits under this Plan shall be permanently forfeited upon the determination by the BAC (or by the Committee for Section 16 Officers) that the Participant, either before or after Termination of Employment:
(a)    engaged in a criminal or fraudulent conduct resulting in material harm to the Company or an affiliate of the Company; or
(b)    made an unauthorized disclosure to any competitor of any material confidential information, trade information or trade secrets of the Company or an affiliate of the Company; or
(c)    provided Company or an affiliate of Company with materially false reports concerning his or her business interests or employment; or
(d)    made materially false representations which are relied upon by Company or an affiliate of Company in furnishing information to an affiliate, partner, stockholders, accountants, auditor, a stock exchange, the Securities and Exchange Commission or any regulatory or governmental agency; or
(e)    maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by him or her to the Company or an affiliate of the Company; or
(f)    engaged in conduct causing a serious violation of state or federal law by Company or an affiliate of Company; or
(g)    engaged in theft of assets or funds of the Company or an affiliate of the Company; or
(h)    has been convicted of any crime which directly or indirectly arose out of his her employment relationship with the Company or an affiliate of the Company or materially affected his or her ability to discharge the duties of his or her employment with the Company or an affiliate of the Company; or
(i)    engaged during his or her employment with an Employer or within two (2) years after termination of employment with an Employer in any employment with a competitor, or engaged in any activity in competition with the Company, without the consent of the Company.
3.4    Crediting and Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the RIC, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

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(a)    Measurement Funds. The Participant may elect one or more of the measurement funds selected by the RIC, in its sole discretion, which are based on certain mutual funds or other collective investment vehicles (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the RIC may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least 30 days after the day on which the RIC gives Participants advance written notice of such change. Notwithstanding the above, no Measurement Fund shall be based primarily on common stock or other securities of the Company.
(b)    Election of Measurement Funds. A Participant, in connection with his or her initial commencement of participation in the Plan, shall elect, on the Investment Election Form, one or more Measurement Fund(s) (as described in Section 3.4(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the Measurement Fund as determined by the RIC from time to time, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Investment Election Form to the Company that is accepted by the Company, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day that is administratively practicable, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.
(c)    Proportionate Allocation. In making any election described in Section 3.4(b) above, the Participant shall specify on the Investment Election Form, in increments of 1%, the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.
(d)    Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.
(e)    No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance

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thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.
3.5    FICA and Other Taxes.
(a)    Company Contribution Account. When a Participant’s Annual Account is credited with a Company Contribution Amount (or, if such amount is subject to a vesting schedule, when such Participant is vested in such amount), the Participant’s Employer(s) shall withhold, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Company Contribution Amount. If necessary, the Company may reduce the vested portion of the Participant’s Company Contribution Account, as applicable, in order to comply with this Section 3.5.
(b)    Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.
ARTICLE 4
Distribution of Benefits
4.1    Benefit Distribution Date. A Participant who dies or experiences a Termination of Employment shall receive his or her vested Account Balance, calculated as of the close of business on the Participant’s Benefit Distribution Date. If the calculation date is not a business day, then such calculation shall be made on the immediately preceding business day.
4.2    Actual Payment Date. The Account Balance shall be paid to the Participant (or the Participant’s Beneficiary(ies), as applicable) in a lump sum payment no later than 60 days after the Participant’s Benefit Distribution Date in the event of a Termination of Employment, and in the event of death, no later than the later of 90 days after the date of death or the last day of the calendar year in which death occurs.

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4.3    Payment in Cash. Payment of a Participant’s Account Balance shall be made in cash.
ARTICLE 5
Beneficiary Designation
5.1    Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.
5.2    Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Company. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the BAC’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, the Senior Vice President of Human Resources may, in his or her sole discretion, determine that spousal consent is required to be provided in a form designated by the Senior Vice President of Human Resources, executed by such Participant’s spouse and returned to the Company. Upon the acceptance by the Company of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Company shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Company prior to his or her death.
5.3    Receipt. No designation or change in designation of a Beneficiary shall be effective until received by the Company in accordance with rules established by the BAC.
5.4    No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 5.1, 5.2 and 5.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.
5.5    Doubt as to Beneficiary. If the Senior Vice President of Human Resources has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, he or she shall have the right, exercisable in his or her discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to his or her satisfaction.
5.6    Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary (as the Beneficiary is determined by the Senior Vice President of Human

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Resources) shall fully and completely discharge the Company, the Employer, the Committee, the BAC, the RIC and the Senior Vice President of Human Resources from all further obligations under this Plan with respect to the Participant.
ARTICLE 6
Leave of Absence
6.1    Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, the Participant shall remain in the Plan until the Participant becomes eligible for the benefits as provided in Article 4 in accordance with the provisions of that Article.
6.2    Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, the Participant shall remain in the Plan until the Participant becomes eligible for the benefits as provided in Article 4 in accordance with the provisions of that Article.
ARTICLE 7
Termination of Plan, Amendment or Modification
7.1    Termination of Plan. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to Terminate the Plan (as defined in Section1.37). In the event of a Termination of the Plan, the Measurement Funds available to Participants following the Termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Termination of the Plan is effective. Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Article 4 in accordance with the provisions of that Article. The Termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, the Company shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to immediately pay all benefits in a lump sum following such Termination of the Plan, if (i)(A) Termination is not proximate to a downturn in the financial health of the Company, (B) the Company terminates all arrangements required to be aggregated with the Plan pursuant to Code Section 409A, (C) lump sum payments are made between 12 and 24 months following Termination of the Plan, and (D) the Company does not establish a new plan that would have been aggregated with the Plan for purposes of Code Section 409A within three years following Termination of the Plan, or (ii) Termination is in connection with dissolution or change in control of the Company, or such other circumstances permitted by applicable guidance, and in accordance with such

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other corresponding conditions required by Code Section 409A and regulations or other guidance issued thereunder.
7.2    Amendment.
(a)    The Committee may, at any time, amend or modify the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment is made. In no event shall the Company, the Employer, the BAC, the RIC or the Committee be responsible for any decline in a Participant’s Account Balance as a result of the selection, discontinuation, addition, substitution, crediting or debiting of the Measurement Funds pursuant to Section 3.4.
(b)    Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A, and related guidance, the Committee may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Code Section 409A, and related guidance.
7.3    Effect of Payment. The full payment of the Participant’s vested Account Balance under Article 4 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan.
ARTICLE 8
Administration
8.1    Committee Duties. Except as otherwise provided in this Plan, this Plan shall be administered by the Committee. The Committee shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. When making a determination or calculation, the Company, the BAC, the RIC, the Committee and the Senior Vice President of Human Resources, as applicable, shall be entitled to rely on information furnished by a Participant.
8.2    Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.
8.3    Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration,

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interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
8.4    Indemnity. All Employers shall indemnify and hold harmless the members of the Committee, the BAC, the RIC, the Senior Vice President of Human Resources, any Employee to whom duties have been or may be delegated under this Plan, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of an individual’s willful misconduct.
8.5    Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.
ARTICLE 9
Other Benefits and Agreements
9.1    Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
ARTICLE 10
Trust
10.1    Establishment of the Trust. In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property to provide for the benefit payments under the Plan, (the “Trust”).
10.2    Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.
10.3    Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.

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ARTICLE 11
Claims Procedures
11.1    Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the BAC (or in the case of a Section 16 Officer, the Committee) a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
11.2    Notification of Decision. The BAC (or in the case of a Section 16 Officer, the Committee) shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receiving the claim. If the BAC or the Committee, as applicable, determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the BAC or the Committee expects to render the benefit determination. The BAC or the Committee, as applicable, shall notify the Claimant in writing:
(a)    that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
(b)    that the BAC or the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)    the specific reason(s) for the denial of the claim, or any part of it;
(ii)    specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(iii)    a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;
(iv)    an explanation of the claim review procedure set forth in Section 11.3 below; and
(v)    a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

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11.3    Review of a Denied Claim. On or before 60 days after receiving a notice from the BAC (or in the case of a Section 16 Officer, the Committee) that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the BAC or the Committee, as applicable, a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):
(a)    may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;
(b)    may submit written comments or other documents; and/or
(c)    may request a hearing, which the BAC or the Committee (as applicable), in its sole discretion, may grant.
11.4    Decision on Review. The BAC (or in the case of a Section 16 Officer, the Committee) shall render its decision on review promptly, and no later than 60 days after the receipt of the Claimant’s written request for a review of the denial of the claim. If the BAC or the Committee, as applicable, determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the BAC or the Committee, as applicable, expects to render the benefit determination. In rendering its decision, the BAC or the Committee, as applicable, shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)    specific reasons for the decision;
(b)    specific reference(s) to the pertinent Plan provisions upon which the decision was based;
(c)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and
(d)    a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
11.5    Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 11 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan. Any legal

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action must be brought within two years after the Claimant knew or should have known of the principal facts on which the claim is based or, if earlier, 90 days after the procedure under this Article 11 is completed.
11.6    Determinations. Benefits under the Plan will be paid only if the BAC (or in the case of a Section 16 Officer, the Committee) decides in its discretion that the applicant is entitled to them. The BAC or the Committee, as applicable, has discretionary authority to grant or deny benefits under the Plan. The BAC shall have the sole discretion, authority and responsibility to interpret and construe this Plan and all relevant documents and information, and to determine all factual and legal questions under the Plan, in relation to a person’s (other than a Section 16 Officer) claim for benefits. The Committee shall have the sole discretion, authority and responsibility to interpret and construe this Plan and all relevant documents and information, and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of all persons to benefits and the amounts of their benefits. The Committee’s discretionary authority shall include all matters arising under the Plan.
ARTICLE 12
Miscellaneous
12.1    Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) to the extent possible in a manner consistent with that intent and (ii) in accordance with Code Section 409A and other applicable tax law, including but not limited to Treasury Regulations promulgated pursuant to Code Section 409A.
12.2    Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
12.3    Employer’s Liability. The Company’s liability for the payment of benefits shall be defined only by the Plan. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.
12.4    Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.

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No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise (including without limitation any domestic relations order, whether or not a “qualified domestic relations order” under section 414(p) of the Code and section 206(d) of ERISA) before the Account Balance is distributed to the Participant or Beneficiary.
12.5    Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company or any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any Employer or to interfere with the right of the Company or any Employer to discipline or discharge the Participant at any time.
12.6    Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Company by furnishing any and all information requested by the Company and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Company may deem necessary.
12.7    Terms. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
12.8    Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
12.9    Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Utah without regard to its conflicts of laws principles.
12.10    Notice. Any notice or filing required or permitted to be given to the Company under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Vista Outdoor Inc.
Attention: General Counsel
262 North University Dr.
Farmington, UT 84025

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Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
12.11    Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.
12.12    Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.
12.13    Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
12.14    Incompetent. If the Senior Vice President of Human Resources determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, he or she may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Senior Vice President of Human Resources may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
12.15    Deduction Limitation on Benefit Payments. The Company may determine that as a result of the application of the limitation under Code Section 162(m), a distribution payable to a Participant pursuant to this Plan would not be deductible if such distribution were made at the time required by the Plan. If the Company makes such a determination, then the distribution shall not be paid to the Participant until such time as the distribution first becomes deductible. The amount of the distribution shall continue to be adjusted in accordance with Section 3.4 above until it is distributed to the Participant. The amount of the distribution, plus amounts credited or debited thereon, shall be paid to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Company, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Section

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162(m). Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.
12.16    Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.
ARTICLE 13
Transfers from ATK Plan
13.1    Transfer of Accounts. The Plan is established pursuant to Section 8.07(h) of that certain Transaction Agreement, dated as of April 28, 2014, among Alliant Techsystems Inc. (“ATK”), Vista Spinco Inc., Vista Merger Sub Inc. and Orbital Sciences Corporation (the “Transaction Agreement”), pursuant to which the assets and business comprising ATK’s Sporting Group were spun off to the Company and the accounts (the “Transferred Accounts”) of Continuing Sporting Employees and Sporting Former Employees, as defined in the Transaction Agreement, and their respective beneficiaries, in the Alliant Techsystems Inc. Defined Contribution Supplemental Executive Retirement Plan (the “ATK SERP”) were transferred to the Plan, effective as of the Distribution Date or such earlier date as may be specified by the Administrator (the “Transfer Date”). This Plan constitutes the applicable Sporting Nonqualified Plan, as defined in the Transaction Agreement, corresponding to the ATK SERP, and in accordance with the Transaction Agreement, the Plan hereby assumes all liability for the payment of the Transferred Accounts in accordance with, and to the extent provided by, the Transfer Agreement.The provisions of this Article 13 shall control over any contrary provision contained in the Plan with respect to the Transferred Accounts. All capitalized terms used in this Article 13, and not otherwise defined in the Plan, shall have the meaning set forth in the Transaction Agreement or the ATK SERP, as applicable.
13.2    Eligibility. Each Continuing Sporting Employee who was eligible to participate in the ATK SERP immediately prior to the Transfer Date shall be eligible to participate in this Plan in accordance with Section 3.1 as of the Transfer Date. Each Continuing Sporting Employee, Sporting Former Employee, or beneficiary whose account in the ATK SERP is transferred to the Plan shall be a Participant until such account is distributed in accordance with the terms of the Plan.

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13.3    Company Contributions. The Company 401(k) NEC Contribution and Company 401(k) Matching Contribution to the Plan on behalf of a Participant who is a Continuing Sporting Employee, if any, for the Plan Year that includes the Transfer Date shall be calculated by taking into account the Participant’s Recognized Compensation paid by both ATK and the Company, the contributions made on behalf of the Participant to both the 401(k) Plan and the Alliant Techsystems Inc. 401(k) Plan, and the amount deferred by the Participant under both the Nonqualified Deferred Compensation Plan and the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, as if the Participant had been employed by a single employer for the entire year, reduced by the amount credited to the Participant’s account in the ATK SERP and transferred to this Plan. The Administrator may make equitable adjustments to the amount so contributed to accomplish the intent of this Section.
13.4    Vesting of Accounts. For purposes of determining the vested portion of the Account of a Continuing Sporting Employee, all service performed for ATK shall be taken into account, provided that in no event shall the vested portion of a Continuing Sporting Employee’s Account be less than the portion of his Transferred Account that was vested under the terms of the ATK SERP immediately prior to the Transfer Date, as adjusted by earnings.
13.5    Distribution of Accounts. A Participant’s entire Account, including the Transferred Account, shall be distributed at the time and in the form provided for in the Plan, provided that in no event shall the portion of a Participant’s Account that represents his Transferred Account be distributed at a time or in a manner other than as provided under the ATK SERP, determined by reference to his termination of employment with the Company rather than ATK, except as otherwise permitted by Code Section 409A.
13.6    Beneficiaries. Any beneficiary designated by a Continuing Sporting Employee or Sporting Former Employee under the ATK SERP shall continue to be his Beneficiary under this Plan until changed as provided herein.
13.7    Investment Elections. To the extent that the Measurement Funds provided under this Plan are the same as the measurement funds provided under the ATK SERP, a Transferred Account shall continue to be invested in the same Measurement Funds as elected under the ATK SERP. The Administrator shall specify the Measurement Funds to be used if the Measurement Funds provided under this Plan are not the same as those provided under the ATK SERP.
13.8    Authority of Administrator; Right to Amend. It is the intent of the Company, in accordance with the Transaction Agreement, that the Transferred Accounts be administered in the same manner as if they had been retained in the ATK SERP, and the Administrator shall have the authority to adopt rules and procedures, and to modify the provisions of this Article 13, as it determines in its discretion to be reasonable and appropriate to accomplish the transfer of the Transferred Accounts in accordance with such intent. Notwithstanding the foregoing, nothing contained

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in this Article 13 shall be construed to limit the authority of the Company to amend or terminate the Plan, including an amendment that affects the Transferred Accounts, as otherwise permitted by the terms of the Plan and applicable law.

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FIRST AMENDMENT TO THE
VISTA OUTDOOR INC. DEFINED CONTRIBUTION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective July 31, 2017)
WHEREAS, Vista Outdoor Inc. (the “Corporation”) maintains the Vista Outdoor Inc. Defined Contribution Supplemental Executive Retirement Plan (the “Plan”) in order to provide supplemental benefits to a select group of management and highly compensated employees whose contributions under the Vista Outdoor Inc. 401(k) Plan (the “401(k) Plan”) are limited by Section 401(a)(17) and Section 402(g) of the Internal Revenue Code; and
WHEREAS, the Corporation is authorized to amend the Plan pursuant to Section 7.2 thereof; and
WHEREAS, the Corporation previously amended the 401(k) Plan to reduce the matching contributions thereunder from a maximum of six percent (6%) to a maximum of three percent (3%) of Recognized Compensation (as defined in the 401(k) Plan) effective January 1, 2020; and
WHEREAS, the Corporation subsequently amended the 401(k) Plan to increase the matching contribution thereunder to a maximum of six percent (6%) of the participant’s Recognized Compensation for the period from July 1 through December 31, 2020; and
WHEREAS, the Corporation now wishes to amend the Plan to align the employer contributions under this Plan with the employer matching contribution for the 401(k) Plan effective January 1, 2020;
NOW, THEREFORE, Section 3.1(b) of the Plan is hereby amended to read as follows:
(b)    Company 401(k) Matching Contribution Amounts. If a Participant’s 401(k) Plan Before Tax and Roth 401(k) Plan Contributions to the 401(k) Plan equal or exceed the maximum “applicable dollar amount” as in effect under Section 402(g)(i)(B) of the Code for a given Plan Year (without regard to any additional “catch up” contributions permitted under Section 414(v) of the Code), the Participant’s Company 401(k) Matching Contribution Amount under this Plan for the Plan Year shall be equal to the following:
(1)    Prior to July 31, 2017, the Company 401(k) Matching Contribution Amount was equal to four and one half percent (4 ½%) of the Participant’s Recognized Compensation for the Plan Year, if any, in excess of the annual compensation limit in effect for such Plan Year under Section 401(a)(17) of the Code.
(2)    Between July 31, 2017 and December 31, 2019, the Company 401(k) Matching Contribution Amount was equal to six percent (6%) of the Participant’s Recognized Compensation for the Plan Year, if any, in excess of the annual compensation limit in effect for such Plan Year under Section 401(a)(17) of the Code; provided, however, that for purposes of applying the make-up matching contribution under the 401(k) Plan, the effective date of the change was January 1, 2017.
(3)    For Plan Years beginning on or after January 1, 2020, the Company 401(k) Matching Contribution Amount is equal to the total “Matching Contribution” (as defined in the 401(k) Plan) that the Participant would have received under the 401(k) Plan but applying the definition of Recognized Compensation under this Plan, less the total “Matching

Contribution” actually received under the 401(k) Plan upon contribution of the maximum applicable dollar amount permitted thereunder.
If the Participant has not contributed the maximum applicable dollar amount in effect under Code §402(g) for a Plan Year, the Participant’s Company 401(k) Matching Contribution Amount under this Plan for that Plan Year is zero (0).
IN WITNESS WHEREOF, the Vice President, Chief Human Resources Officer and the Controller and Chief Accounting Officer have executed this First Amendment to the Plan as of November 11, 2020.
2
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